EXHIBIT 21.1

Bluegreen Corporation Subsidiaries

BBCV Receivables-Q 2010 LLC	Delaware
BG Monaire, LLC	Delaware
Big Cedar JV Interiors, LLC	Delaware
Big Cedar Wilderness Club II condominium Association, Inc.	Missouri
Bluegreen Asset Management Corporation	Delaware
Bluegreen Beverage, LLC	Delaware
Bluegreen Communities of Georgia Realty, Inc.	Georgia
Bluegreen Communities of Georgia, LLC	Georgia
Bluegreen Communities of Texas, L.P.	Delaware
Bluegreen Communities, LLC	Delaware
Bluegreen Corporation of Tennessee	Delaware
Bluegreen Golf Clubs, Inc.	Delaware
Bluegreen Guaranty Corporation	Florida
Bluegreen Holding Corporation (Texas)	Delaware
Bluegreen Interiors LLC	Delaware
Bluegreen Louisiana, LLC	Delaware
Bluegreen Nevada, LLC	Delaware
Bluegreen New Jersey, LLC	Delaware
Bluegreen Properties N.V.	Aruba
Bluegreen Properties of Virginia, Inc.	Delaware
Bluegreen Purchasing & Design, Inc.	Florida
Bluegreen Receivables Finance Corporation III	Delaware
Bluegreen Receivables Finance Corporation IX	Delaware
Bluegreen Receivables Finance Corporation V	Delaware
Bluegreen Receivables Finance Corporation VII	Delaware
Bluegreen Receivables Finance Corporation X	Delaware
Bluegreen Receivables Finance Corporation XI	Delaware
Bluegreen Receivables Finance Corporation XII	Delaware
Bluegreen Resorts International, Inc.	Delaware
Bluegreen Resorts Management, Inc.	Delaware
Bluegreen Resorts of Canada, Inc.	Canada
Bluegreen Servicing LLC f/k/a Bluegreen Florida, LLC	Delaware
Bluegreen Southwest Land, Inc.	Delaware
Bluegreen Southwest One, L.P.	Delaware
Bluegreen Table Rock, LLC	Delaware
Bluegreen Timeshare Finance Corporation I	Delaware
Bluegreen Treasury Services LLC	Delaware
Bluegreen Vacations Unlimited, Inc.	Florida
Bluegreen/Big Cedar Vacations, LLC	Delaware
BRF Corporation 2007-A	Delaware
BRFC 2008-A LLC	Delaware
BRFC 2010-A LLC	Delaware
BRFC 2012-A LLC	Delaware
BRFC III Deed Corporation	Delaware

BRFC-Q 2010 LLC	Delaware
BRM Bahamas Limited	Bahamas
BTFC II LLC	Delaware
BXG Construction, LLC	Delaware
BXG LEGACY 2010 LLC	Delaware
BXG Mineral Holdings, LLC	Delaware
BXG Realty Tenn, Inc.	Tennessee
BXG Realty, Inc.	Delaware
Catawba Falls, LLC	North Carolina
Colorful Skies, LLC	Delaware
Encore Rewards, Inc.	Delaware
Family Fun Company, LLC	Delaware
Great Vacation Destinations, Inc.	Florida
Jordan Lake Preserve Corporation	North Carolina
King Oaks at College Station, LLC	Texas
Lake Ridge Realty, Inc.	Texas
Leisure Capital Corporation	Vermont
Leisure Communication Network, Inc.	Delaware
Leisurepath, Inc.	Florida
Managed Assets Corporation	Delaware
New England Advertising Corporation	Vermont
Outdoor Traveler Destinations, LLC	Florida
Pinnacle Vacations, Inc.	Delaware
Prizzma LLC	Delaware
Resort Title Agency, Inc.	Florida
SC Holdco, LLC	Delaware
Select Connections, LLC	Delaware
Travelheads, Inc.	Florida
TFRI 2013-1 LLC	Delaware